Supplementary Agreement on the Leasing of Land, Building and Motor Vehicles
                                   (LJ9801-N)

Party A: Liuzhou OVM Joint Stock Co., Ltd.
Party B: Liuzhou OVM Construction Machinery Co., Ltd.

Upon friendly negotiation between both parties to this Agreement, the following items with respect to the "Agreement on the Leasing of Land, Building and Motor Vehicles" were amended:

The original Item 2 was amended as:

2. Party A agrees to lease the production plants and offices with area 8,936 square meters and warehouses with area 4,106 square meters to Party B. The annual rental for the fiscal years 1998 to 2000 are:

      Production plants and offices:   monthly rental of Rmb5.5 per square meter
      Warehouses:                      monthly rental of Rmb 5 per square meter

The original Item 7 was amended as:

7. As 4 out of 22 of the motor vehicles leased are fully depreciated, Party A agrees to lease the remaining 18 motor vehicles to Party B. The annual rental per motor vehicle is Rmb15,000 for the fiscal years 1998-2000. The number of motor vehicles leased will be based on the actual number for any particular year.

For and on behalf of
Party A: Liuzhou OVM Joint Stock Co., Ltd.


/s/ Wu Guosen
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For and on behalf of
Party B: Liuzhou OVM Construction Machinery Co., LTd.


/s/ Ching Lung Po
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Dated: January 15, 1998